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                                                                    Exhibit 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



June 3, 2002


Dear Sir or Madam,


We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 31, 2002 of Valley National Gases Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,



/s/ Arthur Andersen LLP



Copy to:
Robert D. Scherich, Chief Financial Officer
Valley National Gases Incorporated